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Exhibit 23.2


Consent of Smythe Ratcliffe, Chartered Accountants

               CONSENT OF SMYTHE RATCLIFFE, CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______), pertaining to the Financial Consulting Services Agreement between DBS Holdings, Inc. and Blaine Riley, Randall Letcavage and Rosemary Nguyen dated June 12, 2001, of our report dated May 25, 2001, with respect to the consolidated financial statements of DBS Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended February 28, 2001 filed with the Securities and Exchange Commission.


/s/ "Smythe Ratcliffe"
Chartered Accountants

Vancouver, Canada
July 31, 2001